NEWS RELEASE

FOR IMMEDIATE RELEASE

Contact:	Jill Smith
(410) 933-5895
jsmith@safenet-inc.com
www.safenet-inc.com

SafeNet Reports Second Quarter 2003 Financial Results

Company Announces Record Revenues

BALTIMORE, Maryland — July 7, 2003— SafeNet (Nasdaq: SFNT) today announced results for the second quarter ended June 30, 2003.

Revenues for the three months ended June 30, 2003 were approximately $15.4 million, an increase of 108% compared to approximately $7.4 million for the same period in 2002.  On a sequential basis, revenues increased 10%, or approximately $ 1.4 million, from $14.0 million for the three months ended March 31, 2003.  The financial results for the second quarter of 2003 reflect a full quarter effect from the operations of Cylink Corporation, which was acquired on February 6, 2003, and also reflect a full quarter of development costs from the acquisition of the assets of Raqia Networks, Inc. on February 27, 2003.

Net income for the second quarter of 2003, after giving effect to the adjustments for that period discussed below, was approximately $2.2 million, or $0.20 per diluted share ($0.22 per basic share), compared to net income for the second quarter ended June 30, 2002, after giving effect to the adjustments for that period discussed below, of approximately $400,000, or $0.05 per diluted and basic share.

On a Generally Accepted Accounting Principles (GAAP) basis, the loss from continuing operations and the net loss for the three months ended June 30, 2003 was approximately $2.2 million, or $0.22 per diluted and basic share, versus income from continuing operations of $246,000, or $0.03 per diluted and basic share, and a net loss of approximately $152,000, or $0.02 per diluted and basic share, for the three months ended June 30, 2002.

The GAAP results for the three months ended June 30, 2003 included expenses related to the acquisitions of Cylink and Raqia’s assets, consisting of integration costs of approximately $1.4 million, write-off of acquired in-process research and development costs of approximately $1.8 million and amortization of acquired intangible assets of approximately $2.1 million (including approximately

$800,000 classified as cost of revenues as well as $1.3 million classified as amortization of acquired intangible assets), for a total of approximately $5.2 million.  The GAAP results for the three months ended June 30, 2002 included losses from discontinued operations of a wholly-owned subsidiary of approximately $398,000 and amortization of acquired intangible assets from the acquisition of Pijnenburg Securealink Inc. of approximately $351,000, for a total of approximately $749,000.  Exclusion of these adjustments, after assuming a 35% income tax rate, increased net income by approximately $4.5 million, or $0.42 per diluted share ($0.44 per basic share), for the three months ended June 30, 2003 and approximately $500,000, or $0.07 per diluted and basic share for the three months ended June 30, 2002.

Gross margin was 72% for the three months ended June 30, 2003, and excluding the above-mentioned $800,000 amortization of intangible assets within the cost of revenues, gross margin was 78% for the quarter.

Anthony Caputo, Chairman, and CEO of SafeNet, stated, “We are pleased to give investors our early snapshot of our second quarter results.  In the quarter, revenue grew by 108% over the same period in 2002 and by 10% on a sequential basis from the first quarter of 2003.  Our  adjusted gross margins improved to 78%, and we also kept our expenses under control.  Cash and investments increased by 23% during the quarter and days sales outstanding declined from the previous quarter to 55 days.

We are continuing to demonstrate the ability to grow revenue through many different channels while keeping our balance sheet strong,” he stated.

Mr. Caputo noted that, since SafeNet’s last quarterly conference call, “SafeNet had announced the availability of its new SafeEnterprise™ Security System, a complete WAN and VPN system for integrated high assurance network security. The SafeEnterprise Security System is comprised of solid security products including VPN clients and appliances, and a central management system—an enterprise security management application that provides a single, dedicated application for securely managing appliances for ATM, Frame, Link, and IP networks. The announcement of the new system included 4 new high assurance gateways—the HighAssurance™ 500, 1000, 2000, and 4000 Gateways.”

“In addition, we previously announced during the second quarter of 2003 a third contract with the Department of Defense (DoD) for the research and development of a High Assurance Internet Protocol Interoperability Specification (HAIPIS) VPN client based on SafeNet’s HighAssurance™ Remote software. This initiative will integrate the government’s HAIPIS compliant algorithms with SafeNet’s VPN technology to provide secure communications for the NetTop™ program. The NetTop™ program, currently in prototype state, uses virtual machine technology to provide multiple networks on one workstation. The HAIPIS version of SafeNet’s HighAssurance™ Remote would provide secure Type I VPN communications for each virtual machine”, he concluded.

Conference Call

SafeNet is hosting a conference call on Tuesday, July 8 at 8:15 am EDT, which will be live via webcast.  To join SafeNet in the conference call, dial 1-800-378-5713 and use Conference ID # 1587244 within the United States. If you are calling from outside the U.S., please dial 1-706-634-7484. To listen to the conference call live, via webcast, visit SafeNet’s Investor website at www.safenetinvestor.com.

About SafeNet, Inc.

SafeNet develops, markets, sells and supports a portfolio of hardware and software network security products and services that enable secure communications and data services.  SafeNet’s products and services are used to create secure wide area networks (WANs) and virtual private networks over the Internet (VPNs) to prevent security breaches that could result in unauthorized access to confidential data, invasion of privacy and financial loss.  SafeNet’s security solutions allow its customers to lower the cost of deploying and managing secure, reliable WANs and enable the use of the Internet for secure business communications and transactions with customers, suppliers and employees.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Statements in this release concerning SafeNet’s future prospects are “forward-looking statements” under the Federal securities laws. There can be no assurance that future results will be achieved, and actual results could differ materially from forecasts, estimates, and summary information contained in this news release. Important factors that could cause actual results to differ materially are included but are not limited to those listed in SafeNet’s periodic reports and registration statements filed with the Securities and Exchange Commission. The Company assumes no obligation to update information concerning its expectations.

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Editor’s Note: SafeNet is a registered trademark and SafeEnterprise and HighAssurance are trademarks of SafeNet, Inc. All other trademarks are the property of their respective owners.

[Financial Statements to Follow]

SAFENET, INC.

AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share amounts)

	June 30, 2003	March 31, 2003	December 31, 2002
	(unaudited)	(unaudited)
Assets

Current assets:
Cash and cash equivalents	$30,598	$6,400	$3,399
Short term investments	8,371	25,309	28,763
Accounts receivable, net of allowance for doubtful accounts of $833, $708, and $244	9,223	11,759	4,534
Inventories, net of reserve of $1,367, $1,012, and $958	1,467	1,569	1,008
Insurance receivable	6,404	6,404	—
Other current assets	1,420	1,302	1,002
Current assets of discontinued operations	—	—	93
Total current assets	57,483	52,743	38,799
Equipment and leasehold improvements, net of accumulated depreciation of $5,920, $5,105, and $4,734	3,499	2,538	1,246
Computer software development costs, net of accumulated amortization of $1,676, $1,632, and $1,513	1,375	471	479
Goodwill	38,914	39,599	12,826
Intangible assets, net of accumulated amortization of $5,240, $3,503, and $1,640	15,805	19,710	595
Other assets	880	906	1,374
	$117,956	$115,967	$55,319

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$4,713	$4,391	$1,456
Accrued salaries and commissions	3,569	4,797	2,162
Accrued settlement	6,404	6,404	—
Other accrued expenses	4,377	3,960	1,424
Advance payments and deferred revenue	3,201	4,182	1,393
Deferred income taxes	2,607	2,855	—
Current liabilities of discontinued operations	—	277	377
Total current liabilities	24,871	26,866	6,812

Long-term liabilities	7,793	8,547	129
Total liabilities	32,664	35,413	6,941

Stockholders’ equity:
Preferred stock, $.01 par value per share.
Authorized 500,000 shares, none issued and outstanding	—	—	—
Common stock, $.01 par value per share.
Authorized 50,000,000 shares, issued 10,404 and 9,993 shares at June 30 and March 31, 2003 and 7,894 shares in 2002	104	100	79
Additional paid-in capital	113,714	106,785	65,665
Accumulated deficit	(32,124)	(29,881)	(20,225)
Accumulated other comprehensive income	3,598	3,550	2,859
Net stockholders’ equity	85,292	80,554	48,378
	$117,956	$115,967	$55,319

SAFENET, INC.

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited - In thousands, except per share amounts)

	Three Months Ended			Six Months Ended
	June 30, 2003	June 30, 2002	March 31, 2003	June 30, 2003	June 30, 2002
Revenues(1)
Licenses and royalties	$1,995	$1,667	$2,403	$4,398	$3,443
Products	10,811	5,089	10,026	20,837	8,610
Service and maintenance	2,619	672	1,585	4,204	1,529
	15,425	7,428	14,014	29,439	13,582

Cost of revenues	4,243	2,061	4,455	8,698	4,014

Gross profit	11,182	5,367	9,559	20,741	9,568

Research and development expenses	3,799	2,214	3,606	7,405	4,273
Sales and marketing expenses	3,549	1,759	3,066	6,615	3,378
General and administrative expenses	1,402	821	1,697	3,099	1,634
Write-off of acquired in-process research and development costs	1,781	—	7,900	9,681	3,375
Costs of integration of acquired companies	1,374	—	1,615	2,989	—
Amortization of acquired intangible assets	1,269	351	767	2,036	702
Total operating expenses	13,174	5,145	18,651	31,825	13,362

Operating (loss) income	(1,992)	222	(9,092)	(11,084)	(3,794)

Interest and other income, net	146	24	77	223	298

(Loss) income from continuing operations before income taxes	(1,846)	246	(9,015)	(10,861)	(3,496)

Income tax expense	(397)	—	(641)	(1,038)	—

(Loss) income from continuing operations	(2,243)	246	(9,656)	(11,899)	(3,496)

Loss from operations of discontinued GDS business (including loss on disposal of $0, $398, $0, $0 and $4,182)	—	(398)	—	—	(4,182)

Net loss	$(2,243)	$(152)	$(9,656)	$(11,899)	$(7,678)

(Loss) income per common share:
Basic
(Loss) income from continuing operations	$(0.22)	$0.03	$(1.06)	$(1.23)	$(0.46)
(Loss) income from discontinued operations (GDS)	—	(0.05)	—	—	(0.54)
Net (loss) income per share	$(0.22)	$(0.02)	$(1.06)	$(1.23)	$(1.00)

Diluted
(Loss) income from continuing operations	$(0.22)	$0.03	$(1.06)	$(1.23)	$(0.46)
(Loss) income from discontinued operations (GDS)	—	(0.05)	—	—	(0.54)
Net (loss) income per share	$(0.22)	$(0.02)	$(1.06)	$(1.23)	$(1.00)

Shares used in computation:
Basic	10,232	7,689	9,083	9,661	7,683
Diluted	10,232	7,932	9,083	9,661	7,683

(1) Certain amounts were reclassed to conform to current period presentation.

SAFENET, INC.

AND SUBSIDIARIES

RECONCILIATION OF GAAP RESULTS TO NET INCOME, AS ADJUSTED

(Unaudited - In thousands, except per share amounts)

	Three Months Ended
	June 30, 2003	June 30, 2002	March 31, 2003

Net loss from Consolidated Statements of Operations	$(2,243)	$(152)	$(9,656)

Adjustments:
Costs of Revenues:
Amortization of acquired intangible assets - cost of revenues	817	—	1,076
Operating Expenses:
Loss from discontinued operations (GDS)	—	398	—
Costs of integration of acquired companies	1,374	—	1,615
Write-off of acquired in-process research and development costs	1,781	—	7,900
Amortization of acquired intangible assets	1,269	351	767

Income tax expense(1)	(791)	(209)	(179)

Net adjustments	$4,450	$540	$11,179

Net income, as adjusted	$2,207	$388	$1,523

Income per common share - basic and diluted, as adjusted
Basic	$0.22	$0.05	$0.17
Diluted	$0.20	$0.05	$0.16

Shares used in computation:
Basic	10,232	7,689	9,083
Diluted	10,867	7,932	9,629

See Consolidated Statements of Operations for GAAP information.

(1) Assumes a 35% income tax rate.